UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2013

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

120 Broadway, 27th Floor, New York, NY		10271
(Address of Principal Executive Offices)		(Zip Code)

                                      (212) 417-8000

(Registrant's Telephone Number, Including Area Code)

                                      Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2013, National Holdings Corporation, a Delaware corporation (the "Company"), entered into a Co-Executive Chairman Compensation Plan (the "Fagenson Agreement") with Robert B. Fagenson, providing for the terms of his employment as Co-Executive Chairman for a period beginning January 25, 2013 and ending on September 30, 2015 (the "Term"). Mr. Fagenson will initially receive a base salary $1.00 per annum. From and after September 30, 2013, Mr. Fagenson's base salary for the remainder of the Term shall be as determined by the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (with advice (as appropriate) from the Board of Directors of the Company), who shall review Mr. Fagenson's base salary no less frequently than each fiscal year; provided however that his base salary for any year beginning October 1, 2013 shall not be less than $180,000 per year. Mr. Fagenson will be eligible to an annual bonus for each fiscal year of the Term as determined by the Compensation Committee. During the Term, Mr. Fagenson will serve as a member of the Executive Committee of the Company.

Mr. Fagenson received a grant of nonforfeitable, nonqualified stock options to purchase 1,500,000 shares of common stock of the Company under the Company's 2013 Omnibus Stock Incentive Plan, of which (i) options to purchase 500,000 shares of common stock vested immediately, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; (ii) options to purchase 500,000 shares of common stock will vest on June 20, 2014, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; and (iii) options to purchase 500,000 shares of common stock will vest on June 20, 2015, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90. The options expire on September 30, 2020.

In the event of any termination of the Fagenson Agreement, Mr. Fagenson will be entitled to receive (i) any accrued but unpaid base salary through the date of termination; (ii) any unpaid or unreimbursed expenses incurred in accordance with Company policy or the Fagenson Agreement, to the extent incurred on or prior to the date of termination; (iii) any benefits provided under the Company’s benefit plans upon termination of the Mr. Fagenson's employment, in accordance with the terms therein; (iv) any unpaid bonus in respect to any completed fiscal year that has ended on or prior to the date of termination; and (v) any rights to indemnification by virtue of Mr. Fagenson's position as an officer or director of the Company or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by the Company, in accordance with its terms thereof and the Fagenson Agreement. In the event of any Qualifying Termination (as defined in the Fagenson Agreement), Mr. Fagenson is also entitled to receive (1) a lump-sum cash payment of $360,000 minus what has been paid in salary; provided that such amount increases by 50% of what is paid pursuant to the foregoing calculation if a Qualifying Termination occurs in connection with, contingent on, or within 12 months following, a Change in Control (as defined in the Fagenson Agreement); and (2) continuation of the health benefits for a period not to exceed 18 months.

The Fagenson Agreement also contains customary confidentiality provisions, as well as non-solicitation provisions that extend for up to one-year following termination of Mr. Fagenson's employment with the Company.

The foregoing summary of the Fagenson Agreement is qualified in its entirety by reference to the full text of the Fagenson Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On June 20, 2013, the Company and Mark Goldwasser entered into an amendment (the "Amendment") to Mr. Goldwasser's employment agreement, dated as of July 1, 2008, as amended on November 23, 2009 and November 23, 2009 (as amended, the “Employment Agreement”). Pursuant to the Amendment, among other things: (i) Mr. Goldwasser's base salary (1) for the fiscal year period ended September 30, 2013, shall be at the annual rate of $400,000 per annum; (2) for the fiscal year ended September 30, 2014, shall be at the annual rate of $440,000 per annum; and (3) for the fiscal year ended September 30, 2015, shall be at the annual rate of $460,000 per annum; (ii) the term of the Employment Agreement shall end on September 30, 2015; (iii) for fiscal year ending September 30, 2013 all other bonus plans shall be replaced by a quarterly bonus plan based on 9% of the positive adjusted EBITDA (as defined in the Employment Agreement) reported by the Company with a maximum of $40,000 earned in any quarter; (iv) all bonuses for fiscal years ending September 30, 2014 and September 30, 2015 shall be at the discretion of the Board of Directors of the Company; (v) Mr. Goldwasser will not be entitled to any Severance Amount (as defined in the Employment Agreement) and Termination Year Bonus (as defined in the Employment Agreement); and (vi) if the Employment Agreement is not extended, Mr. Goldwasser shall be entitled to $400,000 payable pro rata over a twelve month period beginning October 1, 2015.

Mr. Goldwasser's current options to purchase 1,000,000 options were modified to provide that (i) such options will expire upon the earlier to occur of June 20, 2016 and 18 months from the end of his employment; and (ii)(a) 30% of the options will have an exercise price of $0.30 per share; (b) 30% of the options will have an exercise price of $0.40 per share; (c) 20% of the options will have an exercise price of $0.50 per share; and (d) 20% of the options will have an exercise price of $0.60 per share.

Mr. Goldwasser received a grant of nonforfeitable, nonqualified stock options to purchase 1,500,000 shares of common stock of the Company under the Company's 2013 Omnibus Stock Incentive Plan, of which (i) options to purchase 500,000 shares of common stock vested immediately, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; (ii) options to purchase 500,000 shares of common stock will vest on June 20, 2014, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; and (iii) options to purchase 500,000 shares of common stock will vest on June 20, 2015, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90. The options expire on September 30, 2020.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Co-Executive Chairman Compensation Plan, dated June 20, 2013, between National Holdings Corporation and Robert B. Fagenson.

10.2	Amendment to Employment Agreement, dated June 20 2013, between National Holdings Corporation and Mark Goldwasser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation
(Registrant)

Date: June 26, 2013	By:	/s/ Mark Klein
Mark Klein
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Co-Executive Chairman Compensation Plan, dated June 20, 2013, between National Holdings Corporation and Robert B. Fagenson.

10.2	Amendment to Employment Agreement, dated June 20 2013, between National Holdings Corporation and Mark Goldwasser.